UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2013

The New York Times Company

(Exact name of registrant as specified in its charter)

New York	1-5837	13-1102020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Eighth Avenue, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

  (e) On December 12, 2013, The New York Times Company (the “Company”) amended and restated The New York Times Company Savings Restoration Plan (the “Restoration Plan”) and The New York Times Company Supplemental Executive Savings Plan (the “SESP”, and together with the Restoration Plan, the “Amended Plans”). Each of the Amended Plans is an unfunded supplemental defined contribution plan, and the amendments have been adopted in connection with amendments to the Company’s Supplemental Retirement and Investment Plan (the “401(k) Plan”). Each of the Company’s named executive officers participates in the Amended Plans.

  The Restoration Plan provides employees that portion of the Company’s annual employer contribution to the 401(k) Plan that cannot be provided generally as a result of Internal Revenue Code limits on includible compensation. The Restoration Plan has been amended to increase accruals to 6% of the participant’s compensation in excess of such Internal Revenue Code limitations.

  Under the SESP, a participant’s account was formerly credited annually with contributions as calculated in accordance with the formulas set forth in the SESP. The amendments to the SESP discontinue all accruals for plan years commencing on and after January 1, 2014, other than interest which continues to accrue after January 1, 2014 on participants’ December 31, 2013 balances.

  The foregoing descriptions of the Amended Plans do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of Amended Plans, which have been filed with this report as exhibits and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

  (d) Exhibits

Exhibit Number	Description
Exhibit 10.1	The New York Times Company Savings Restoration Plan, as amended

Exhibit 10.2	The New York Times Company Supplemental Executive Savings Plan, as amended

SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: December 13, 2013	By:	/s/ Kenneth A. Richieri

Kenneth A. Richieri
Executive Vice President and General Counsel

Exhibit List

Exhibit Number	Description
Exhibit 10.1	The New York Times Company Savings Restoration Plan, as amended

Exhibit 10.2	The New York Times Company Supplemental Executive Savings Plan, as amended